Exhibit 99.1
News Release
FIS Reports First Quarter 2018 Results

•	GAAP revenue decreased 3.8 percent; organic revenue increased 3.3 percent

•	Diluted EPS increased 38.5 percent to $0.54; Adjusted EPS increased 32.9 percent to $1.09

•	Company raises full-year EPS guidance, based on strength of first quarter operating performance

JACKSONVILLE Fla., May 1, 2018 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported first quarter 2018 results. All financial results, calculations and year over year comparisons reflect the adoption of Accounting Standards Codification 606 (ASC 606) on a full retrospective basis. The comparability of the Company’s GAAP results is impacted by the divestitures of its public sector and education business and its consulting businesses in 2017.

GAAP revenue decreased 3.8 percent to $2,066 million from $2,148 million in the prior year quarter. Operating income increased to $294 million from $246 million in the prior year quarter, while operating income margin expanded 280 basis points to 14.2 percent. Net earnings attributable to common stockholders was $182 million for the quarter, or $0.54 per diluted share, compared to $0.39 per diluted share in the prior year quarter, an increase of 38.5 percent.

For the first quarter, organic revenue increased 3.3 percent. Adjusted EBITDA increased to $705 million for the quarter, from $661 million in the prior year quarter, while adjusted EBITDA margin expanded 340 basis points to 34.1 percent. Adjusted net earnings attributable to common stockholders was $363 million for the quarter, or $1.09 per diluted share, compared to $0.82 per diluted share in the prior year quarter, an increase of 32.9 percent.

“The results for the quarter provided us a very strong start to 2018,” said Gary Norcross, FIS president and chief executive officer. “We are seeing an increase in demand for our solutions, as evidenced by our increased growth rate as well as our strong signings in new sales for the quarter.”

Segment Information

The Company’s segment GAAP results were impacted by the divestitures of its public sector and education business and its consulting businesses in 2017.

•	Integrated Financial Solutions (IFS):

GAAP revenue increased 2.3 percent to $1,061 million from $1,037 million in the prior year quarter. Organic revenue increased 3.2 percent. Adjusted EBITDA increased to $451 million from $439 million in the prior year quarter, and adjusted EBITDA margin was 42.5 percent, representing expansion of 10 basis points.

•	Global Financial Solutions (GFS):

GAAP revenue decreased 7.6 percent to $927 million from $1,003 million in the prior year quarter. Organic revenue increased 5.4 percent. Adjusted EBITDA increased to $305 million from $265 million in the prior year quarter, and adjusted EBITDA margin was 32.9 percent, representing expansion of 650 basis points.

•	Corporate / Other:

GAAP revenue decreased 27.6 percent to $78 million compared to $108 million in the prior year quarter. Organic revenue decreased 14.1 percent. Adjusted EBITDA loss was $51 million and is inclusive of $67 million of corporate expenses.

Balance Sheet and Cash Flow

As of March 31, 2018, cash and cash equivalents totaled $725 million and debt outstanding totaled $9,076 million with a weighted average interest rate of 3.3 percent. First quarter net cash provided by operating activities was $354 million and free cash flow was $226 million. Free cash flow was impacted by timing of tax payments and working capital.

The Company repurchased 4.1 million common shares at a total cost of approximately $400 million in the first quarter. Approximately $3,500 million remained under the existing share repurchase authorization as of March 31, 2018. The Company paid dividends of $106 million in the first quarter.

Full - Year 2018 EPS Guidance Increased

2018 GAAP Guidance

•	Consolidated GAAP revenue decrease of 1.5 to 2.5 percent;
- IFS GAAP revenue increase of 1.5 to 2.5 percent; and
- GFS GAAP revenue decrease of 4.0 to 5.0 percent

•	Net earnings margin of 11.5 to 13.0 percent

•	Diluted EPS of $3.04 to $3.39, an increase from $3.00 to $3.35

2018 Non-GAAP Guidance

•	Consolidated organic revenue increase of 2.5 to 3.5 percent;
- IFS organic revenue increase of 2.0 to 3.0 percent; and
- GFS organic revenue increase of 4.0 to 5.0 percent

•	Adjusted EBITDA margin of 36.0 to 37.0 percent

•	Adjusted EPS of $5.14 to $5.34, an increase from $5.10 to $5.30

Webcast

FIS will sponsor a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EDT) Tues., May 1, 2018. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.

These non-GAAP measures include adjusted revenue, constant currency revenue, organic revenue increase/decrease, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net earnings (including per share amounts), adjusted cash flow from operations and free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’s core operating performance. The constant currency and organic revenue increase/decrease measures adjust for the effects of exchange rate fluctuations, while organic revenue increase/decrease also adjusts for acquisitions and divestitures, giving investors further insight into our core performance. Finally, the non-GAAP cash flow measures provide further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Adjusted revenue consists of revenue, increased to reverse the purchase accounting deferred revenue adjustment made upon the acquisition of SunGard. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP but was not recognized due to GAAP purchase accounting adjustments. The deferred revenue adjustment in purchase accounting was made entirely in the Corporate and Other segment; reported GAAP results for the IFS and GFS segments are not affected by this adjustment and, therefore, no adjusted revenue is presented for these segments.

Constant currency revenue represents (i) adjusted revenue, as defined above, in respect of the consolidated results and the corporate and other segment and (ii) reported revenue in respect of the IFS and GFS segments, in each case excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Organic revenue increase/decrease is constant currency revenue, as defined above, for the current period compared to an adjusted revenue base for the prior period, which is further adjusted to add pre-acquisition revenue of acquired businesses for a portion of the prior year matching the portion of the current year for which the business was owned, and subtract pre-divestiture revenue for divested businesses for the portion of the prior year matching the portion of the current year for which the business was not owned, for any acquisitions or divestitures by FIS.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA is EBITDA, as defined above, excluding certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA divided by adjusted revenue.

Adjusted net earnings excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of acquisition-related purchase accounting amortization, which is recurring.

Adjusted net earnings per diluted share, or Adjusted EPS, reflects adjusted net earnings from continuing operations divided by weighted average diluted shares outstanding.

Adjusted cash flow from operations reflects GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations, and excludes certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS web site, www.fisglobal.com.

About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, and outsourcing solutions. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 53,000 people worldwide and holds leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and currency fluctuations;

•
the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations may result in the corruption or loss of data or customer information, interruption of business operations, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•
competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed under “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
May 1, 2018

Exhibit A	Condensed Consolidated Statements of Earnings - Unaudited for the three months ended March 31, 2018 and 2017

Exhibit B	Condensed Consolidated Balance Sheets - Unaudited as of March 31, 2018 and December 31, 2017

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2018 and 2017

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months ended March 31, 2018 and 2017

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months ended March 31, 2018 and 2017

Exhibit F	Supplemental GAAP to Non-GAAP Reconciliations on Guidance - Unaudited for the year ended December 31, 2018

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

Exhibit A

	Three months ended
	March 31,
	2018	2017
Revenues	$2,066	$2,148
Cost of revenues	1,414	1,491
Gross profit	652	657
Selling, general and administrative expenses	358	411
Operating income	294	246
Other income (expense):
Interest expense, net	(72)	(93)
Other income (expense), net	3	56
Total other income (expense), net	(69)	(37)
Earnings before income taxes and equity method investment earnings	225	209
Provision (benefit) for income taxes	34	74
Equity method investment earnings	(1)	—
Net earnings	190	135
Net earnings attributable to noncontrolling interest	(8)	(6)
Net earnings attributable to FIS common stockholders	$182	$129

Net earnings per share-basic attributable to FIS common stockholders	$0.55	$0.39
Weighted average shares outstanding-basic	330	328
Net earnings per share-diluted attributable to FIS common stockholders	$0.54	$0.39
Weighted average shares outstanding-diluted	334	333

Amounts in table may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$725	$665
Settlement deposits	590	677
Trade receivables, net	1,562	1,624
Contract assets	107	108
Settlement receivables	346	291
Other receivables	96	70
Prepaid expenses and other current assets	309	253
Total current assets	3,735	3,688
Property and equipment, net	581	610
Goodwill	13,747	13,730
Intangible assets, net	3,707	3,885
Computer software, net	1,739	1,728
Deferred contract costs, net	392	354
Other noncurrent assets	504	531
Total assets	$24,405	$24,526

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,018	$1,241
Settlement payables	920	949
Deferred revenues	842	776
Current portion of long-term debt	1,036	1,045
Total current liabilities	3,816	4,011
Long-term debt, excluding current portion	8,040	7,718
Deferred income taxes	1,443	1,468
Deferred revenues	105	106
Other long-term liabilities	390	403
Total liabilities	13,794	13,706
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	4	4
Additional paid in capital	10,585	10,534
Retained earnings	4,186	4,109
Accumulated other comprehensive earnings (loss)	(318)	(332)
Treasury stock, at cost	(3,962)	(3,604)
Total FIS stockholders’ equity	10,495	10,711
Noncontrolling interest	116	109
Total equity	10,611	10,820
Total liabilities and equity	$24,405	$24,526

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Three months ended March 31,
	2018	2017
Cash flows from operating activities:
Net earnings	$190	$135
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	352	332
Amortization of debt issue costs	5	12
Gain on sale of businesses	(7)	(85)
Stock-based compensation	20	26
Deferred income taxes	(14)	(152)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	44	11
Contract assets	2	57
Settlement activity	2	(36)
Prepaid expenses and other assets	(43)	(50)
Deferred contract costs	(65)	(36)
Deferred revenue	69	96
Accounts payable, accrued liabilities and other liabilities	(201)	144
Net cash provided by operating activities	354	454

Cash flows from investing activities:
Additions to property and equipment	(54)	(44)
Additions to computer software	(118)	(111)
Proceeds from sale of businesses	49	827
Other investing activities, net	(4)	(1)
Net cash provided by (used in) investing activities	(127)	671

Cash flows from financing activities:
Borrowings	1,971	1,381
Repayment of borrowings and capital lease obligations	(1,711)	(2,443)
Proceeds from exercise of stock options	98	64
Treasury stock activity	(424)	(17)
Dividends paid	(106)	(95)
Other financing activities, net	(1)	(4)
Net cash used in financing activities	(173)	(1,114)

Effect of foreign currency exchange rate changes on cash	6	11

Net (decrease) increase in cash and cash equivalents	60	22
Cash and cash equivalents, at beginning of period	665	683
Cash and cash equivalents, at end of period	$725	$705

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended March 31, 2018
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$1,061	$927	$78	$2,066
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	2	2
Adjusted revenue	$1,061	$927	$80	$2,068

	Three months ended March 31, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$1,037	$1,003	$108	$2,148
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	3	3
Adjusted revenue	1,037	1,003	111	2,151

(1)	See note (3) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE GROWTH — UNAUDITED
(In millions)

						Exhibit D (continued)

	Three months ended March 31,
	2018			2017
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue (1)	Adjustments (2)	Base	Growth
Integrated Financial Solutions	$1,061	$(1)	$1,060	$1,037	$(10)	$1,027	3.2%
Global Financial Solutions	927	(20)	907	1,003	(143)	860	5.4%
Corporate and Other	80	(1)	79	111	(18)	93	(14.1)%
Total	$2,068	$(22)	$2,046	$2,151	$(171)	$1,980	3.3%

Amounts in table may not sum or calculate due to rounding.

(1)	See Note (3) to Exhibit E.

(2)
In year adjustments primarily include removing revenue from the PS&E and Capco consulting business and risk and compliance consulting business divestitures, as well as removing revenue from other businesses divested by FIS.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit D (continued)

	Three months ended March 31,
	2018	2017
Net cash provided by operating activities	$354	$454
Non-GAAP adjustments:
Acquisition, integration and severance payments (1)	27	17
Tax payments on divestitures (2)	19	—
Bond premium (3)	—	11
Settlement activity	(2)	36
Adjusted cash flows from operations	398	518
Capital expenditures	(172)	(155)
Free cash flow	$226	$363

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

(1)
Adjusted cash flow from operations and free cash flow for the three months ended March 31, 2018 and 2017 excludes cash payments for certain acquisition, integration and severance expenses, net of related tax impact. The related tax impact totaled $7 million and $9 million for the three months ended March 31, 2018 and 2017, respectively.

(2)	Adjusted cash flow from operations excludes tax payments made in 2018 related to the sale of Capco consulting business and risk and compliance consulting business recognized during 2017.

(3)
Adjusted cash flow from operations and free cash flow for the three months ended March 31, 2017 is adjusted for the $11 million one time bond premium payment, net of related tax impact of $7 million, on the redemption of our senior notes due March 2022.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions)

Exhibit E

	Three months ended
	March 31,
	2018	2017

Net earnings attributable to FIS	$182	$129
Provision (benefit) for income taxes	34	74
Interest expense, net	72	93
Other, net	6	(50)

Operating income, as reported	294	246
FIS depreciation and amortization, excluding purchase accounting amortization	169	152
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	183	180
Acquisition, integration and severance (2)	57	80
Acquisition deferred revenue adjustment (3)	2	3
Adjusted EBITDA	$705	$661

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions)

Exhibit E (continued)

	Three months ended
	March 31,
	2018	2017

Earnings before income taxes and equity method investment earnings	$225	$209
Provision (benefit) for income taxes	34	74
Equity method investment earnings	(1)	—
Net earnings attributable to noncontrolling interest	(8)	(6)
Net earnings attributable to FIS	182	129
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	183	180
Acquisition, integration and severance (2)	57	80
Acquisition deferred revenue adjustment (3)	2	3
Loss (gain) on businesses and investments (4)	(3)	(85)
Debt financing activities (5)	—	25
Provision for income taxes on non-GAAP adjustments	(58)	(58)
Total non-GAAP adjustments	181	145
Adjusted net earnings (loss), net of tax	$363	$274

Net earnings per share - diluted attributable to FIS common stockholders	$0.54	$0.39
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	0.55	0.54
Acquisition, integration and severance (2)	0.17	0.24
Acquisition deferred revenue adjustment (3)	0.01	0.01
Loss (gain) on businesses and investments(4)	(0.01)	(0.26)
Debt financing activities (5)	—	0.08
Provision for income taxes on non-GAAP adjustments	(0.17)	(0.17)
Adjusted net earnings (loss) per share - diluted attributable to FIS common stockholders	$1.09	$0.82

Weighted average shares outstanding-diluted	334	333

Amounts in table may not sum or calculate due to rounding.

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.
(4)See note (4) to Exhibit E.
(5)See note (5) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months ended March 31, 2018 and 2017.

The adjustments are as follows:

(1)
This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, trademarks and tradenames, and non-compete agreements.

(2)	This item represents certain costs and other transactions which management deems non-operational primarily related to integration and severance activity from the SunGard acquisition.

(3)
This item represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements.

(4)
This item represents the pre-tax gain on businesses and investments during the first quarter of 2018 and the pre-tax gain on the sale of the Public Sector and Education ("PS&E") businesses and other divestitures during the first quarter of 2017.

(5)
This item represents the write-off of certain previously capitalized debt issuance costs and the payment of an $18 million bond premium associated with the early redemption of our senior notes due March 2022 during March 2017.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED
(In millions)

Exhibit F

	Year ended
	December 31, 2018
	Low	High

Consolidated GAAP revenue increase/(decrease)	(2.5)%	(1.5)%

Estimated adjustments (1)	5.0%	5.0%

Consolidated organic revenue increase/(decrease)	2.5%	3.5%

	Year ended
	December 31, 2018
	Low	High

IFS GAAP revenue increase/(decrease)	1.5%	2.5%

Estimated adjustments (1)	0.5%	0.5%

IFS organic revenue increase/(decrease)	2.0%	3.0%

	Year ended
	December 31, 2018
	Low	High

GFS GAAP revenue increase/(decrease)	(5.0)%	(4.0)%

Estimated adjustments (1)	9.0%	9.0%

GFS organic revenue increase/(decrease)	4.0%	5.0%

(1)
Estimated adjustments for the full-year 2017 needed to create a comparable base year for organic revenue increase/decrease include the addition of deferred revenue adjustments, and the subtraction of pre-divestiture revenue, in the applicable periods, associated with the divestitures of PS&E, Capco consulting business and risk and compliance consulting business, and Kingstar. Estimated adjustments for the full-year 2018 include the addition of deferred revenue adjustments and either the addition or subtraction of revenue associated with foreign currency translation. The effect of the foregoing estimated adjustments for 2018 are shown on a combined basis.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED
(In millions)

Exhibit F (continued)

	Year ended
	December 31, 2018
	Low	High

Net earnings per share - diluted attributable to FIS common stockholders	$3.04	$3.39

Estimated adjustments (1)	2.10	1.95

Adjusted net earnings (loss) per share - diluted attributable to FIS common stockholders	$5.14	$5.34

(1)
Estimated adjustments for the full year 2018 include purchase accounting amortization, acquisition, integration and severance, acquisition deferred revenue adjustments, and other costs, net of tax impact.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED
(In millions)

Exhibit F (continued)

	Year ended
	December 31, 2018
	Low	High

Net earnings margin attributable to FIS	11.5%	13.0%

Estimated adjustments (1)	24.5%	24.0%

Adjusted EBITDA margin	36.0%	37.0%

(1)	Estimated adjustments for the full year 2018 include purchase accounting amortization, acquisition, integration and severance, acquisition deferred revenue adjustments, and other costs.